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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                  UBRANDIT.COM
             (Exact name of registrant as specified in its Charter)

         NEVADA                                         88-0381646
(State of incorporation)                    (I.R.S. Employee Identification No.)

12626 High Bluff Drive, Suite 200, San Diego, CA                    92130
(Address of Principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

    Title of each class                          Name of each exchange on which
    To be so registered                          each class is to be registered

Common Stock $.001 Par Value                          American Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and its effective pursuant to General Instruction A.(c), check the following box _X_

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box ___

Securities Act registration statement file number to which this form relates:
        (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: none


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         In response to this item, this registration statement incorporates by reference the description of the Common Stock, $.001 par value per share (the "Common Stock"), of Ubrandit.com, a Nevada corporation (the "Registrant"), contained under the caption "Item 11. Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 10 (File No. 000-26799, the "Registration Statement") filed with the Securities and Exchange Commission on July 23, 1999, and last amended on January 20, 2000. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference.

Item 2. Exhibits

         The following exhibits are filed as part of this registration statement:

         1. Registrant's Articles of Incorporation and amendments thereto (incorporated in this registration statement by reference to Exhibit 3.1 to the Registration Statement, filed July 23,
                  1999).

         2. Registrant's Bylaws (incorporated in this registration statement by reference to Exhibit 3.2 to the Registration Statement, filed July 23, 1999).

         3. Registrant's Restated Bylaws (filed with this registration statement).

         4. Form of Common Stock Certificate (filed with this registration statement).


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ubrandit.com
Date February 9, 2000

By: /s/ Jeff Phillips
   -----------------------------
    President and CEO


                                INDEX TO EXHIBITS
                                -----------------

         Exhibit
         Number            Exhibit
         ------            -------

         1. Registrant's Articles of Incorporation and amendments thereto (incorporated in this registration statement by reference to Exhibit 3.1 to the Registration Statement, filed July 23,
                  1999).

         2. Registrant's Bylaws (incorporated in this registration statement by reference to Exhibit 3.2 to the Registration Statement, filed July 23, 1999).

         3. Registrant's Restated Bylaws (filed with this registration statement).

         4. Form of Common Stock Certificate (filed with this registration statement).